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                                                                    EXHIBIT 99.6

                         PATRIOT NATIONAL BANCORP, INC.

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM

      This form is to be used only by the Depository Trust Company ("DTC") participants to exercise the Oversubscription Privilege in respect of Rights with respect to which the Basic Subscription Right was exercised and delivered through the facilities of DTC. All other exercises of Oversubscription Privileges must be effected by the delivery of Subscription Rights Certificate(s).

      The terms and conditions of the Offering are set forth in the Prospectus dated _____, 2005 (the "Prospectus") of Patriot National Bancorp, Inc. (the "Company") and are available upon request from Registrar and Transfer Company, the Information Agent and the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Prospectus.

      VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON _________, 2005, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., EASTERN TIME, ON __________, 2005 (IN EITHER CASE, THE "EXPIRATION TIME").

      1. The undersigned hereby certifies to the Company and Registrar and Transfer Company, as the Subscription Agent, that it is a participant in DTC and that it has either (a) exercised the Basic Subscription Right in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Right and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

      2. The undersigned hereby exercises the Oversubscription Privilege to purchase to the extent available, shares of Common Stock and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Right has been exercised in full. A true and correct Nominee Oversubscription Certification is attached as Exhibit A hereto.

      3. The undersigned understands that payment of the Subscription Price of $______ per share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent before the Expiration Time and represents that such payment in the aggregate amount of $ either (check appropriate box):

      / / has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above,

      / / is being delivered to the Subscription Agent herewith,

      or

      / / has been delivered separately to the Subscription Agent; and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      / / Wire transfer of funds directed to Registrar and Transfer Company
          Name of transferor institution ___________________________________

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          Date of transfer ____________________________________________
          Federal Reference number ____________________________________

      / / Uncertified check payable to Registrar and Transfer Company (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

      / / Certified check payable to Registrar and Transfer Company

      / / Bank draft payable to Registrar and Transfer Company

      / / Money order payable to Registrar and Transfer Company


--------------------------------------------------------------------------------
DATE AND SIGN HERE:


By:
   -----------------------------------     ------------------------------------
     Name:                                        DTC Basic Subscription
     Title:                                       Confirmation Number

                                           ------------------------------------
                                                   DTC Participant Number


Dated:___________________________, 2005   _____________________________________
                                                 Name of DTC Participant


PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST ALSO SUBMIT TO THE SUBSCRIPTION AGENT THE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A.

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                                    EXHIBIT A

                         PATRIOT NATIONAL BANCORP, INC.

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

      The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $2.00 par value per share ("Common Stock"), of Patriot National Bancorp, Inc. (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus dated ______, 2005 (the "Prospectus"), hereby certifies to the Company and to Registrar and Transfer Company, as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Right (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus) in the amount set forth in the second column of such line:

     NUMBER OF RIGHTS EXERCISED              NUMBER OF SHARES SUBSCRIBED FOR
PURSUANT TO BASIC SUBSCRIPTION RIGHT      PURSUANT TO OVERSUBSCRIPTION PRIVILEGE
------------------------------------      --------------------------------------
1. ____________________________________    _____________________________________

2. ____________________________________    _____________________________________

3. ____________________________________    _____________________________________

4. ____________________________________    _____________________________________

5. ____________________________________    _____________________________________

6. ____________________________________    _____________________________________

7. ____________________________________    _____________________________________

8. ____________________________________    _____________________________________

9. ____________________________________    _____________________________________

10. ___________________________________    _____________________________________

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                                          Provide the following information, if
                                          Applicable:

______________________________________    ______________________________________
  Name of Nominee Holder                  Depository Trust Company ("DTC")
                                            Participant Number
By:
   -----------------------------------    --------------------------------------
   Name:                                  DTC Basic Subscription
   Title:                                 Confirmation number(s)

Dated:___________________________, 2005